Exhibit 99.1

Contact:                                              Susannah R. Robinson
Director, Investor Relations
(617) 342-6129

CABOT ANNOUNCES SECOND QUARTER OPERATING RESULTS

BOSTON, MA (April 25, 2007) — Cabot Corporation (NYSE:CBT) today announced net income of $37 million after-tax ($0.54 per diluted common share) for the second quarter of 2007, including $5 million after-tax ($0.08 per diluted common share) of charges from certain items, compared to net income of $12 million after-tax ($0.17 per diluted common share) for the second quarter of fiscal 2006, including $20 million after-tax ($0.29 per diluted common share) of charges from certain items.  Details of financial results and certain items included in net income are provided in the accompanying tables.

In commenting on the results, Kennett F. Burnes, Cabot’s Chairman and CEO, said, “We are very pleased with our second quarter financial results.  We had strong volume growth in most of our businesses, and we continued to benefit during the quarter from our recent capacity additions in China in both carbon black and fumed silica.  In addition, lower carbon black feedstock costs and the timing of pricing adjustments in our supply contracts favorably impacted results, in rubber blacks and performance products during the quarter, albeit not as significantly as in the first quarter of 2007.  Inkjet colorants’ results improved significantly as a strong increase in volumes led to a recovery from a weak first quarter of 2007.  Specialty Fluids maintained a solid utilization level compared to the prior year but declined somewhat following a strong first quarter of 2007.  These strong results were dampened a bit by weaker than anticipated performance in the Supermetals Business as the expiration of our final significant long-term supply contract and some unanticipated costs led to a slight loss in this Business for the quarter.”

Product Line Performance

Unit margins in both rubber blacks and performance products increased when compared to the second quarter of 2006, in part because of the time lag in our feedstock related pricing adjustments on contracted business.  Volume increases in both product lines, 3% in rubber blacks and 7% in performance products, combined with lower feedstock and natural gas costs and favorable foreign currency translation to more than offset increased fixed costs of new capacity, leading to improved performance when compared to the second quarter of 2006. Sequentially, the impact of strong volume growth, 7% in rubber blacks and 10% in performance products, was almost entirely offset by lower unit margins as price declines driven by our contracted business outpaced raw material cost decreases.  Therefore, in combination with a small increase in operating costs and administrative expenses, profitability declined slightly compared to the first quarter of 2007.

In inkjet colorants, volumes increased by 7% compared to the same quarter a year ago, and by 31% compared to the first quarter of 2007.  Volumes in both the aftermarket and OEM market segments improved compared to the first quarter of 2007, leading to a significant increase in profitability.  However, softness in the aftermarket and increased competition in the small office home office (SOHO) market segment continues to impact the product line.  Costs associated with new production capacity, which is not yet fully commercially utilized, and increased R&D expenses unfavorably impacted the results of the product line compared to the second quarter of 2006.

Fumed silica volumes grew by 7% and 4% when compared to the second quarter of 2006 and the first quarter of 2007, respectively, as growth in the silicones and niche segments more than offset declines in the electronics segment when compared to both periods.  When compared to the second quarter of 2006, the profitability of the product line improved as strong volumes, lower average feedstock costs from our new fumed silica capacity in China and lower hydrogen costs more than offset increased R&D and administrative expenses and higher fixed manufacturing costs related to new capacity.  Sequentially, profitability decreased slightly as the positive impact of increased volumes was offset by higher raw material costs and increased R&D and administrative expenses.

The performance of the Supermetals Business decreased significantly when compared to both the second quarter of 2006 and the first quarter of 2007.  When compared to both periods, the Business experienced lower volumes and pricing as the transition from contracted to market based sales was completed in December 2006.  Compared to the second quarter of 2006, we have replaced nearly 70% of contracted volumes with market based sales.  Sequentially, volumes decreased by 25% as the Business experienced the effects of both the loss of contracted volumes and some weakness in the electronics industry.  Unfavorable product mix, the timing of certain costs and an unanticipated increase in a number of expenses also reduced profitability during the quarter.

In the Specialty Fluids Business, profitability decreased when compared to both the second quarter of 2006 and the first quarter of 2007.  When compared to the second quarter of 2006, the Business maintained its fluid utilization level, with an increase in rental revenue offset by a lower volume of fluid sold.  Increased engineering and global marketing costs caused profitability to decline slightly.  Sequentially, normal seasonality in rental revenue and volume of fluid sold caused a decrease in the fluid utilization rate from an exceptionally strong first quarter of 2007.

Outlook

With respect to the future, Burnes said, “We anticipate that the benefit associated with the timing of pricing adjustments in our carbon black contracts has been realized, and we continue to watch feedstock costs closely as their volatility inevitably impacts our results.  We are optimistic about carbon black volume growth outside of North America, but remain cautious about demand in North America.  We anticipate continued solid performance from our fumed silica product line, particularly in the silicones and niche markets, and from our new capacity in China.  Despite a weak second quarter and some concerns over market volumes for the remainder of the year, we expect the Supermetals Business to improve from this quarter’s results and be profitable for the balance of the year.  We also continue to develop additional cost reduction opportunities to improve performance in this Business.  We optimistically await the results of near term customer launches in the high-speed segment of the inkjet market and will monitor progress over the second half of the year to ensure that we are well positioned to commission new capacity in a timely manner to serve demand. Our new businesses continue to make progress in market development and operational activities and we remain optimistic about their growth for the remainder of this year and beyond.”

For those interested in more detailed information regarding Cabot’s second quarter 2007 results, please see the Supplemental Business Information available on the Company’s website in the Investor Relations section: http://investor.cabot-corp.com.

This press release includes forward-looking statements, particularly under the outlook section, relating to management’s expectations regarding volume growth of our carbon black business outside of the North American region, performance in the fumed silica product line, improvement in results in the Supermetals Business and profitability of that Business, and growth in the new businesses.  The following are some of the factors that could cause Cabot’s actual results to differ materially from those expressed in the forward-looking statements:  changes in feedstock costs; lower than expected demand for our products; our inability to achieve savings from cost reduction activities; our inability to maintain and grow our position in the small office, home office printing market and to participate in the growth in emerging inkjet applications; unexpected delays in drilling operations at wells awarded to the Specialty Fluids Business and the success of this Business in gaining wider acceptance by the energy industry of cesium formate as a drilling fluid and to penetrate new markets (including development of the required logistics to reach remote markets); and the timely customer acceptance of products from recent capacity expansion projects.  Other factors and risks are discussed in the Company’s 2006 Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission.

Cabot Corporation is a global specialty chemicals and materials company headquartered in Boston, MA. Cabot’s major products are carbon black, fumed silica, inkjet colorants, capacitor materials, and cesium formate drilling fluids.

Second Quarter Earnings Announcement, Fiscal 2007

CABOT CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS

Periods ended March 31	Three Months		Six Months
Dollars in millions, except per share amounts (unaudited)	2007	2006	2007	2006
Net sales and other operating revenues	$637	$627	$1,292	$1,214
Cost of sales	499	542	1,005	1,023
Gross profit	138	85	287	191

Selling and administrative expenses	63	59	117	117
Research and technical expenses	17	14	32	27
Income from operations	58	12	138	47

Other income and expense
Interest and dividend income	3	1	5	3
Interest expense	(9)	(7)	(18)	(13)
Other income (expense)	(1)	6	1	2
Total other income and expense	(7)	—	(12)	(8)

Income from continuing operations before income taxes	51	12	126	39

Provision for income taxes	(15)	(1)	(34)	(5)
Equity in net income of affiliated companies, net of tax	3	4	6	7
Minority interest in net income, net of tax	(2)	(3)	(7)	(7)

Net income from continuing operations	37	12	91	34

Cumulative effect of an accounting change, net of tax	—	—	—	2

Net income	37	12	91	36
Dividends on preferred stock, net of tax benefit	(1)	—	(1)	(1)
Net income available to common shares	$36	$12	$90	$35

Diluted earnings per share of common stock
Income from continuing operations	$0.54	$0.17	$1.33	$0.48
Cumulative effect of an accounting change, net of tax	—	—	—	0.04
Net income	$0.54	$0.17	$1.33	$0.52

Weighted average common shares outstanding
Diluted	69	69	69	69

Second Quarter Earnings Announcement, Fiscal 2007

CABOT CORPORATION SUMMARY RESULTS BY SEGMENTS

Periods ended March 31	Three Months		Six Months
Dollars in millions, except per share amounts (unaudited)	2007	2006	2007	2006
SALES

Carbon Black Business (A)	$493	$476	$978	$895
Rubber blacks	346	346	697	644
Performance products	134	117	257	226
Inkjet colorants	13	12	23	23
Superior MicroPowders	—	1	1	2

Metal Oxides Business	68	62	133	119
Fumed metal oxides	68	62	133	119
Aerogel	—	—	—	—

Supermetals Business	53	67	130	160
Specialty Fluids Business	10	11	26	21
Segment sales	624	616	1,267	1,195
Unallocated and other (B)	13	11	25	19
Net sales and other operating revenues	$637	$627	$1,292	$1,214

SEGMENT PROFIT
Carbon Black Business	$57	$26	$111	$47
Metal Oxides Business	10	5	19	7
Supermetals Business	(2)	12	14	23
Specialty Fluids Business	3	4	11	8
Total Segment Profit (C)	68	47	155	85

Interest expense	(9)	(7)	(18)	(13)
General unallocated expense (D)	(5)	(24)	(5)	(26)
Less: Equity in net income of affiliated companies, net of tax	(3)	(4)	(6)	(7)
Income from continuing operations before income taxes	51	12	126	39
Provision for income taxes	(15)	(1)	(34)	(5)
Equity in net income of affiliated companies, net of tax	3	4	6	7
Minority interest in net income, net of tax	(2)	(3)	(7)	(7)
Income from continuing operations	37	12	91	34
Cumulative effect of an accounting change, net of tax (E)	—	—	—	2
Net income	37	12	91	36
Dividends on preferred stock, net of tax benefit	(1)	—	(1)	(1)
Net income available to common shares	$36	$12	$90	$35

Diluted earnings per share of common stock
Income from continuing operations	$0.54	$0.17	$1.33	$0.48
Cumulative effect of an accounting change, net of tax (E)	—	—	—	0.04
Net income	$0.54	$0.17	$1.33	$0.52
Weighted average common shares outstanding
Diluted	69	69	69	69

(A)              Segment sales for certain operating segments within the Carbon Black Business include 100% of sales of one equity affiliate at market-based prices.

(B)               Unallocated and other reflects an elimination for sales of one equity affiliate offset by royalties paid by equity affiliates and external shipping and handling fees.

(C)               Segment profit is a measure used by Cabot’s operating decision-makers to measure consolidated operating results and assess segment performance.  Segment profit includes equity in net income of affiliated companies and excludes royalties paid by equity affiliates, minority interest and allocated corporate costs.

(D)              General unallocated expense includes foreign currency transaction gains (losses), interest income, dividend income, and the certain items listed in Exhibit I.

(E)               Cumulative benefit of an accounting change for implementation of FAS 123 (R), net of tax.

Second Quarter Earnings Announcement, Fiscal 2007

CABOT CORPORATION CONDENSED CONSOLIDATED FINANCIAL POSITION

	March 31	September 30,
	2007	2006
Dollars in millions, except share and per share amounts	(unaudited)	(audited)
Current assets:
Cash and cash equivalents	$248	$189
Short-term marketable securities	21	1
Accounts and notes receivable, net of reserve for doubtful accounts of $5 and $6	541	534
Inventories:
Raw materials	137	131
Work in process	99	109
Finished goods	149	139
Other	43	41
Total inventories	428	420
Prepaid expenses and other current assets	78	75
Deferred income taxes	34	36
Total current assets	1,350	1,255

Investments:
Equity affiliates	59	59
Long-term marketable securities and cost investments	2	3
Total investments	61	62

Property, plant and equipment	2,616	2,531
Accumulated depreciation and amortization	(1,657)	(1,567)
Net property, plant and equipment	959	964

Other assets:
Goodwill	33	31
Intangible assets, net of accumulated amortization of $10 and $10	4	5
Assets held for rent	42	40
Deferred income taxes	97	100
Other assets	79	77
Total other assets	255	253

Total assets	$2,625	$2,534

Second Quarter Earnings Announcement, Fiscal 2007

CABOT CORPORATION CONDENSED CONSOLIDATED FINANCIAL POSITION

	March 31	September 30,
	2007	2006
Dollars in millions, except share and per share amounts	(unaudited)	(audited)
Current liabilities:
Notes payable to banks	$69	$58
Accounts payable and accrued liabilities	379	384
Income taxes payable	38	27
Deferred income taxes	2	2
Current portion of long-term debt	18	34
Total current liabilities	506	505
Long-term debt	442	459
Deferred income taxes	19	20
Other liabilities	290	286

Minority interest	68	68

Stockholders’ equity:
Preferred stock:
Authorized: 2,000,000 shares of $1 par value
Series B ESOP Convertible Preferred Stock 7.75% Cumulative
Authorized: 200,000 shares
Issued: 50,580 and 55,895 shares	50	56
Outstanding: 33,419 and 38,734 shares (aggregate redemption value of $33 and $39 at $1,000 per share)
Less cost of 17,161 shares of preferred treasury stock	(38)	(38)
Common stock:
Authorized: 200,000,000 shares of $1 par value
Issued: 64,506,134 and 63,579,040 shares	65	64
Outstanding: 64,361,188 and 63,432,651 shares
Less cost of 144,946 and 146,389 shares of common treasury stock	(5)	(5)
Additional paid-in capital	29	7
Retained earnings	1,228	1,160
Deferred employee benefits	(36)	(38)
Notes receivable for restricted stock	(19)	(20)
Accumulated other comprehensive income	26	10
Total stockholders’ equity	1,300	1,196

Total liabilities and stockholders’ equity	$2,625	$2,534

CABOT CORPORATION

	Fiscal 2006					Fiscal 2007
In millions,
except per share amounts (unaudited)	Dec. Q.	Mar. Q.	June Q.	Sept. Q.	FY	Dec. Q	Mar. Q	June Q	Sept. Q	FY
Sales
Carbon Black Business (A)	$419	$476	$514	$508	$1,917	$485	$493			$978
Rubber blacks	298	346	367	367	1,378	351	346			697
Performance products	109	117	134	128	488	123	134			257
Inkjet colorants	11	12	12	12	47	10	13			23
Superior MicroPowders	1	1	1	1	4	1	—			1
Metal Oxides Business	57	62	66	69	254	65	68			133
Fumed metal oxides	57	62	65	69	253	65	68			133
Aerogel	—	—	1	—	1	—	—			—
Supermetals Business	93	67	66	66	292	77	53			130
Specialty Fluids Business	10	11	12	11	44	16	10			26
Segment Sales	579	616	658	654	2,507	643	624			1,267
Unallocated and other (B)	8	11	8	9	36	12	13			25
Net sales and other operating revenues	$587	$627	$666	$663	$2,543	$655	$637			$1,292

Segment Profit
Carbon Black Business (C)	$21	$26	$23	$31	$101	$54	$57			$111
Metal Oxides Business (C)	2	5	6	9	22	9	10			19
Supermetals Business	11	12	9	9	41	16	(2)			14
Specialty Fluids Business	4	4	5	3	16	8	3			11
Total Segment Profit (D)	38	47	43	52	180	87	68			155

Income from operations
Interest expense	(6)	(7)	(6)	(8)	(27)	(9)	(9)			(18)
General unallocated expense (E)	(2)	(24)	(2)	(16)	(44)	—	(5)			(5)
Less: Equity in net income of affiliated companies, net of tax	(3)	(4)	(1)	(4)	(12)	(3)	(3)			(6)
Income from continuing operations before income taxes	27	12	34	24	97	75	51			126
(Provision) benefit for income taxes	(4)	(1)	(8)	4	(9)	(19)	(15)			(34)
Equity in net income of affiliated companies, net of tax	3	4	1	4	12	3	3			6
Minority interest in net income, net of tax	(4)	(3)	(2)	(3)	(12)	(5)	(2)			(7)

Net income from continuing operations	22	12	25	29	88	54	37			91
Cumulative effect of accounting changes, net of tax (F)	2	—	—	(4)	(2)	—	—			—
Discontinued operations (G)	—	—	—	2	2	—	—			—

Net income	24	12	25	27	88	54	37			91
Dividends on preferred stock, net of tax benefit	(1)	—	(1)	—	(2)	—	(1)			(1)

Net income available to common shares	$23	$12	$24	$27	$86	$54	$36			$90

Diluted earnings per share of common stock
Net income from continuing operations	$0.31	$0.17	$0.37	$0.43	$1.28	$0.79	$0.54			$1.33
Cumulative effects of accounting changes, net of tax (F)	0.04	—	—	(0.07)	(0.03)	—	—			—
Discontinued operations (G)	—	—	—	0.03	0.03	—	—			—
Net income	$0.35	$0.17	$0.37	$0.39	$1.28	$0.79	$0.54			$1.33
Weighted average common shares outstanding
Diluted	68	69	69	68	68	69	69			69

(A)               Segment sales for certain operating segments within the Carbon Black Business include 100% of sales of one equity affiliate at market-based prices.

(B)               Unallocated and other reflects an elimination for sales for one equity affiliate offset by royalties paid by equity affiliates and external shipping and handling fees.

(C)               The fourth quarter and fiscal year end 2006 amounts include a reclassification of $4 million of profit from the Carbon Black segment to the Metal Oxides segment. This reclassification was deemed to be immaterial for purposes of the annual segment reporting in the September 30, 2006 consolidated financial statements.

(D)               Segment profit is a measure used by Cabot’s operating decision-makers to measure consolidated operating results and assess segment performance. Segment profit includes equity in net income of affiliated companies, royalties paid by equity affiliates, minority interest and allocated corporate costs.

(E)                General unallocated expense includes foreign currency transaction gains (losses), interest income, dividend income and certain items listed in Exhibit I.

(F)                Amounts relate to the cumulative benefit resulting from the adoption of FAS 123(R) in the first quarter of 2006 of $0.04 and the cumulative expense resulting from the adoption of FIN 47 in the fourth quarter of 2006 of ($0.07).

(G)               Amount relates to a favorable tax settlement recognized during the period from our discontinued liquified natural gas business.

Second Quarter Earnings Announcement, Fiscal 2007

CABOT CORPORATION  CERTAIN ITEMS - Exhibit I

Periods ended March 31	Three Months				Six Months
Dollars in millions, except per share amounts (unaudited)	2007	2007	2006	2006	2007	2007	2006	2006
	$	per share(A)	$	per share(A)	$	per share(A)	$	per share(A)

Certain items before income taxes
Environmental reserves/settlement	$(5)	$(0.06)	$—	$—	$(5)	$(0.06)	$—	$—
Restructuring initiatives - Global	(2)	(0.02)	—	—	(4)	(0.04)	—	—
Restructuring initiatives - Altona	—	—	(2)	(0.02)	(1)	(0.01)	(3)	(0.03)
Cost reduction initiatives	—	—	(2)	(0.02)	—	—	(3)	(0.03)
Gwalia settlement payment	—	—	(27)	(0.25)	—	—	(27)	(0.25)
Total certain items	(7)	(0.08)	(31)	(0.29)	(10)	(0.11)	(33)	(0.31)
Cumulative effect of an accounting change (B)	—	—	—	—	—	—	4	0.04
Total certain items and cumulative effect of an accounting change	(7)	(0.08)	(31)	(0.29)	(10)	(0.11)	(29)	(0.27)
Tax impact of certain items and cumulative effect of an accounting change	2	—	11	—	3	—	10	—
Total certain items and cumulative effect of an accounting change, after tax	$(5)	$(0.08)	$(20)	$(0.29)	$(7)	$(0.11)	$(19)	$(0.27)

Periods ended March 31	Three Months		Six Months
Dollars in millions (unaudited)	2007	2006	2007	2006

Statement of Operations Line Item
Net sales and other operating revenues	$—	$1	$—	$1
Cost of sales	6	(30)	8	(30)
Selling and administrative expenses	1	(2)	2	(4)
Total certain items	$7	$(31)	$10	$(33)

Periods ended March 31	Three Months		Six Months
Dollars in millions (unaudited)	2007	2006	2007	2006

Certain items by Segment
Carbon Black Business	$4	$(2)	$7	$(3)
Supermetals Business	2	(29)	2	(30)
Other	1	—	1	—
Total certain items	$7	$(31)	$10	$(33)

(A)               Per share amounts are calculated after tax.

(B)               Cumulative benefit resulting from adoption of FAS 123(R) in the first quarter of 2006, net of tax.